Exhibit 99.1

POCO

POCO Signs Assignment of Purchase Agreement for the Snow White Pozzolan Mine in Southern California

Yuba City, CA – (December 2, 2014) - Port of Call Online, Inc. (OTCBB:POCO or the “Company”) is pleased to announce it has signed an Assignment of Purchase Agreement  (“Agreement”) to acquire a 100% undivided interest in the “Snow White Pozzolan  Mine” (“Snow White”) from US Mine Corp. (the “Assignor”).

POCO entered into this Agreement with US Mine Corp., a non-arm’s length Assignor, whereby POCO was assigned the rights to purchase 100% legal and beneficial ownership of the Snow White Pozzolan Mine, which is composed of two hundred eighty (280) acres of land, comprised of eighty (80) acres of railroad land and two hundred (200) acres of US Bureau of Land Management (“BLM”) land that contains mineral rights and water rights.  The property is located in Southern California in San Bernardino County.

The acquisition of the property is subject to several conditions, including (i) the Assignee’s payment of the Ernest Money ($50,000); (ii) the release of all existing third party liens on the property being purchased ; and (iii) approval of transfer of the Mining and Conditional Use Permit to the Company by the BLM . The Company has agreed to purchase the property for $650,000 Pursuant to the terms of the assigned purchase agreement from U.S. Mine Corp. The effective date for this assignment was December 1, 2014 with an anticipated closing date on or about the week of January 12th, 2015.

Funding for the acquisition will come from funds being borrowed from an affiliated entity. "Our announcement today of the acquisition of the Snow White Mine advances our previously stated focus on acquisition, development, mining and full-scale exploitation of industrial mineral and natural resource properties in the US.” A. Scott Dockter, CEO of the Company, stated, “We are in the process of introducing product samples to a number of prospective key industry customers in the California cement industry. We believe this acquisition presents the Company with significant upside potential with respect to booking new, long-term off-take and sales agreements as we establish ourselves in the California cement community."

About Pozzolan

The primary application of pozzolan is as a Supplementary Cementitious Material, “SCM”, for residential, industrial, commercial, roads, and heavy civil construction. The great majority of natural pozzolans in use today are of volcanic origin. The Snow White deposit is predominantly of ash-sized, diatomaceous rhyolitic volcanic glass shards and is differentiated by its unique white coloring.

Natural pozzolans are used extensively as a SCM additive to Portland Cement.  Their use is firmly established and regulated in many countries. The most commonly used pozzolans today are industrial by-products such as fly ash, silica fume from silicon smelting, highly reactive metakaolin, and burned organic matter residues rich in silica, such as rice husk ash. In the State of California, clean-air and strict environmental legislation has dramatically reduced the availability of local fly ash as a competitor as a SCM while pozzolans are more compatible with current environmental regulations.

About the Company

The Company intends to pursue interests in the field of industrial minerals and natural resources. The Company plans to engage in the acquisition, development, mining and full-scale exploitation of industrial and natural mineral properties in the United States as its top priority. The Company’s business model will be to define and commercially develop world-class industrial and natural mineral deposits which can be mined, refined and sold to the industrial and agricultural market sectors.

Safe Harbor

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Port of Call Online Inc. and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete mineral resource transactions. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact Information

A.  Scott Dockter
CEO | Director